Granite City Food & Brewery Ltd. Reports 28% Increase in Second Quarter Revenues

Comparable Restaurant Sales Increase 1.2%

MINNEAPOLIS August 7, 2007 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB) a Modern American upscale casual restaurant chain, today reported results for the second quarter ended June 26, 2007.

Financial highlights for the second quarter compared to the same quarter last year were as follows:

- - -	Total revenues increased 28% to $18.5 million Comparable restaurant sales increased 1.2% General and administrative expenses declined by 90 bps to 10.3% of sales from 11.2% of sales

Second Quarter 2007 Financial Results

Total revenues for the second quarter 2007 rose by 28% to $18.5 million compared to $14.4 million for the second quarter of 2006. Comparable restaurant sales increased 1.2% during the second quarter of 2007 compared to a tough comparison of a strong 5.1% increase in comparable restaurant sales for the second quarter of 2006. In summary, the two year increase during the second quarters of 2006 and 2007 was 6.3%.

For all the restaurants, restaurant-level EBITDA margin was 15.1% for the second quarter of 2007. The restaurant-level EBITDA margin for the comparable restaurants was 17.4% for the second quarter of 2007. The overall restaurant-level EBITDA margin was negatively impacted by the newer restaurants that delivered a restaurant-level EBITDA margin of 11.6%. This impact was primarily the result of restaurants that opened during the last four months of 2006. New restaurants typically take six to twelve months to improve their operating efficiencies as staff members become more experienced in our disciplined production and staffing methods thereby generating less waste and more productivity. We are confident that as our newer restaurants mature and gain efficiencies, our overall blended margins will increase towards our targeted restaurant-level EBITDA margin of 18 to 20%. With our comparable restaurants already close to that level, our concentration will continue to be on the improvement of our newer stores EBITDA margin.

General and administrative expenses fell to 10.3% of sales for the second quarter of 2007 compared to 11.2% for the second quarter of 2006. This decline represented continued progress in leveraging corporate G&A expense across a greater number of restaurants.

The net loss for the second quarter of 2007 was $1.4 million or $(0.09) per share.

“Our comparable restaurants operated well during the second quarter. During this tough operating environment, achieving a strong operating margin showcases our brand appeal, talented management infrastructure and efficient operating systems,” commented Steve Wagenheim, Granite City’s CEO. “We are encouraged by our positive comparable restaurant sales which we believe are directly related to the experience and value that we deliver to our guests.”

New Restaurant Openings and Other News

The Company opened one new restaurant in Rockford, Illinois on July 3, 2007, and remains on track to open as many as 6 additional restaurants in fiscal 2007. “We are very pleased with the sales volume and superior execution of operations that focuses on a strong guest experience at our newest restaurant in Rockford,” commented Steve Wagenheim. “Our major initiatives for the remainder of 2007 include continuing to improve our operations along with a focus on improving profitability within the four walls of each restaurant. As we continue to grow our concept, we believe we will continue to improve our operating margins by lowering our costs ratios at both the restaurant level and G&A support level.”

In July 2007, Granite City was announced as a Hot Concepts award winner by Nation’s Restaurant News. This elite award is given annually to six emerging restaurant brands that have distinguished themselves as fast-growing, financially proven overachievers that are on their way to becoming tomorrow’s giants according to Nation’s Restaurant News.

Investor Conference Call and Webcast

A conference call to review the results of the second quarter of fiscal 2007 will be held on Tuesday, August 7, 2007 at 10:00 a.m. Central Time and may be accessed by dialing (800) 481-9591 and referencing code #2247096. An archive of the presentation will be available for 30 days following the call.

About Granite City

Granite City Food & Brewery Ltd., is a Modern American upscale casual restaurant chain that operates 19 restaurants in nine Midwestern states. The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions. The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience. Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements and Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2007.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level EBITDA. As compared to the nearest GAAP measurement for our company, restaurant-level EBITDA represents net loss with the add-back of net interest expense, income tax expense, depreciation and amortization, general and administrative expenses, and pre-opening costs. Alternatively, restaurant-level EBITDA can be calculated as restaurant revenues less all restaurant-level cost of sales, excluding depreciation and amortization. We use restaurant-level EBITDA and restaurant-level EBITDA as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level EBITDA as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP. The Company believes that restaurant-level EBITDA is an important component of its financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant-level EBITDA as a means of evaluating its restaurants’ financial performance compared with its competitors. This non-GAAP measurement should not be used as a substitute for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. A reconciliation of restaurant-level EBITDA to net loss, as well as company-wide EBITDA, for the second quarter ended June 26, 2007 is provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less. For the second quarter ended June 26, 2007, our comparable restaurants consisted of our first eleven locations, while our new restaurants consisted of our twelfth through eighteenth restaurants. The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim President and Chief Executive Officer (952) 215-0678	Peter P. Hausback Chief Financial Officer (952) 215-0674

Granite City Food & Brewery Ltd.
Condensed Consolidated Financial Statements

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2007	2006	2007	2006
Restaurant revenues	$18,453,954	$14,417,118	$36,636,146	$26,309,437
Cost of sales:
Food, beverage and retail	5,524,901	4,258,148	10,919,623	7,773,083
Labor	6,544,272	4,990,804	13,151,175	9,257,632
Direct restaurant operating	2,491,215	1,652,845	4,934,154	3,247,489
Occupancy	1,103,348	795,873	2,274,892	1,477,528

Total cost of sales	15,663,736	11,697,670	31,279,844	21,755,732

Pre-opening	416,341	262,572	512,182	1,074,374
General and administrative	1,904,946	1,621,374	3,638,998	3,070,934
Depreciation and amortization	1,122,405	814,489	2,242,728	1,566,945

Operating income (loss)	(653,474)	21,013	(1,037,606)	(1,158,548)

Interest:
Income	70,009	24,114	102,485	56,164
Expense	(857,713)	(563,648)	(1,903,278)	(1,061,677)
Net interest expense	(787,704)	(539,534)	(1,800,793)	(1,005,513)

Loss before income tax	(1,441,178)	(518,521)	(2,838,399)	(2,164,061)
Income tax provision	(2,695)	-	(4,948)	(500)

Net loss	$(1,443,873)	$(518,521)	$(2,843,347)	$(2,164,561)

Loss per common share, basic and diluted	$(0.09)	$(0.04)	$(0.19)	$(0.16)

Weighted average shares outstanding, basic and
diluted	16,004,680	13,226,526	14,975,124	13,226,526

Selected Balance Sheet Information

	June 26,	December 26,
	2007	2006
Cash and cash equivalents	$11,247,205	$7,671,750
Current assets including cash	$12,163,468	$8,576,699
Total assets	$68,691,718	$63,858,510
Current liabilities	$9,606,659	$9,683,419
Total liabilities	$45,218,415	$50,793,567
Shareholders’ equity	$23,473,303	$13,064,943

Non-GAAP Reconciliations 2007 Q2 Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$11,333,433	100%	$7,120,521	100%	$18,453,954	100%
Cost of sales:
Food, beverage and retail	3,346,231	29.5%	2,178,670	30.6%	5,524,901	29.9%
Labor	3,857,334	34.0%	2,686,938	37.7%	6,544,272	35.5%
Direct Restaurant Operating Expenses	1,552,381	13.7%	938,834	13.2%	2,491,215	13.5%
Occupancy	609,720	5.4%	493,628	6.9%	1,103,348	6.0%

Total cost of sales	9,365,666	82.6%	6,298,070	88.4%	15,663,736	84.9%

Restaurant-level EBITDA*	$1,967,767	17.4%	$822,451	11.6%	$2,790,218	15.1%

Pre-opening					416,341	2.3%
General and administrative					1,904,946	10.3%

Company-wide EBITDA					468,931
Depreciation and amortization					1,122,405

Operating Loss					(653,474)
Interest:
Income					(70,009)
Expense					857,713
Net interest expense					787,704

Loss before income taxes					(1,441,178)
Income tax provision					(2,695)
Net loss as reported under GAAP					$(1,443,873)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Non-GAAP Reconciliations 2007 Q2 Year-To-Date Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$20,481,034	100%	$16,155,112	100%	$36,636,146	100%
Cost of sales:
Food, beverage and retail	6,019,594	29.4%	4,900,029	30.3%	10,919,623	29.8%
Labor	7,024,647	34.3%	6,126,528	37.9%	13,151,175	35.9%
Direct Restaurant Operating Expenses	2,832,840	13.8%	2,101,314	13.0%	4,934,154	13.5%
Occupancy	1,132,188	5.5%	1,142,704	7.1%	2,274,892	6.2%

Total cost of sales	17,009,269	83.0%	14,270,575	88.3%	31,279,844	85.4%
Restaurant-level EBITDA*	$3,471,765	17.0%	$1,884,537	11.7%	$5,356,302	14.6%

Pre-opening					512,182	1.4%
General and administrative					3,638,998	9.9%

Company-wide EBITDA					1,205,122
Depreciation and amortization					2,242,728

Operating Loss					(1,037,606)
Interest:
Income					(102,485)
Expense					1,903,278
Net interest expense					1,800,793

Loss before income taxes					(2,838,399)
Income tax provision					(4,948)
Net loss as reported under GAAP					$(2,843,347)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Non-GAAP Reconciliations 2006 Q2 Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$8,972,928	100%	$5,444,190	100%	$14,417,118	100%
Cost of sales:
Food, beverage and retail	2,597,066	28.9%	1,661,082	30.5%	4,258,148	29.5%
Labor	3,009,424	33.5%	1,981,380	36.4%	4,990,804	34.6%
Direct Restaurant Operating
Expenses	1,014,955	11.3%	637,890	11.7%	1,652,845	11.5%
Occupancy	476,757	5.3%	319,116	5.9%	795,873	5.5%

Total cost of sales	7,098,202	79.1%	4,599,468	84.5%	11,697,670	81.1%
Restaurant-level EBITDA*	$1,874,726	20.9%	$844,722	15.5%	$2,719,448	18.9%

Pre-opening					262,572	1.8%
General and administrative					1,621,374	11.2%

Company-wide EBITDA					835,502
Depreciation and amortization					814,489

Operating Loss					21,013
Interest:
Income					(24,114)
Expense					563,648
Net interest expense					539,534

Loss before income taxes					(518,521)
Income tax provision					-
Net loss as reported under GAAP					$(518,521)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Non-GAAP Reconciliations 2006 Q2 Year-To-Date Results

					Total for All
	Comparable				Restaurants As
	Restaurants	% of Sales	New Restaurants	% of Sales	Reported	% of Sales
Restaurant revenues	$17,267,299	100%	$9,042,138	100%	$26,309,437	100%
Cost of sales:
Food, beverage and retail	5,029,656	29.1%	2,743,427	30.3%	7,773,083	29.5%
Labor	5,762,877	33.4%	3,494,755	38.6%	9,257,632	35.2%
Direct Restaurant Operating
Expenses	2,229,631	12.9%	1,017,858	11.3%	3,247,489	12.3%
Occupancy	935,126	5.4%	542,402	6.0%	1,477,528	5.6%

Total cost of sales	13,957,290	80.8%	7,798,442	86.2%	21,755,732	82.7%

Restaurant-level EBITDA*	$3,310,009	19.2%	$1,243,696	13.8%	$4,553,705	17.3%

Pre-opening					1,074,374	4.1%
General and administrative					3,070,934	11.7%

Company-wide EBITDA*					408,397
Depreciation and amortization					1,566,945

Operating Loss					(1,158,548)
Interest:
Income					(56,164)
Expense					1,061,677
Net interest expense					1,005,513

Loss before income taxes					(2,164,061)
Income tax provision					(500)
Net loss as reported under GAAP					$(2,164,561)

*See accompanying disclosure regarding use of non-GAAP financial measures.